UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2010
Irvine Sensors Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-08402	33-0280334

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (714) 549-8211
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.
As Irvine Sensors Corporation (the “Company”) previously disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission on April 15, 2010, the Company and Longview Fund, L.P. (“Longview”) entered into an Agreement, Consent and Waiver on April 9, 2010 (the “Longview Agreement”), pursuant to which Longview waived its right to receive dividends that have already accumulated or will accumulate through July 15, 2010 on the Company’s Series A-1 Convertible Preferred Stock and Series A-2 Convertible Preferred Stock beneficially owned by Longview, in consideration for the issuance by the Company to Longview of non-voting equity securities, with terms junior to the Company’s Series B Convertible Preferred Stock, convertible into 2,750,000 shares of the Company’s Common Stock (the “Waiver Securities”).
On April 30, 2010, the Company issued 27,500 shares of its newly created Series C Convertible Preferred Stock (“Series C Stock”). Each share of Series C Stock is convertible at any time at the holder’s option into 100 shares of Common Stock at an initial conversion price per converted share of Common Stock equal to $0.30, which was the last consolidated closing bid price of the Company’s Common Stock as determined in accordance with Nasdaq rules immediately preceding the Company entering into the Longview Agreement. The conversion price of the Series C Stock is subject to adjustment for stock splits, stock dividends, recapitalizations and the like. The total number of shares of Common Stock issuable upon conversion of the Series C Stock at the initial conversion price is 2,750,000 in the aggregate.
The information disclosed in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.
The Company also issued 650,000 shares of Common Stock to an accredited institutional investor upon such investor’s conversion on April 28, 2010 of $260,000 of the stated value of the Series A-1 10% Cumulative Convertible Preferred Stock of the Company. As a result of the issuance of the Series C Stock on April 30, 2010, the Company has issued more than 5% of its outstanding shares of Common Stock in unregistered transactions in the aggregate since the last report that it filed under Item 3.02 with the Securities and Exchange Commission.
The issuances described above have been determined to be exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.
Item 3.03. Material Modification to Rights of Security Holders.
The information disclosed in Items 3.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 29, 2010, the Company filed with the Delaware Secretary of State a Certificate of Designations of Rights, Preferences, Privileges and Limitations of Series C Convertible Preferred Stock (the “Certificate of Designations”) that created the new Series C Stock, authorized 37,500 shares of Series C Stock with a par value of $0.01 and designated the rights, preferences, privileges and limitations of such Series C Stock.
The Series C Stock is non-voting, except to the extent required by law. With respect to distributions upon a deemed dissolution, liquidation or winding-up of the Company, the Series C Stock ranks senior to the Common Stock and junior to the Company’s Series A-1 10% Cumulative Convertible Preferred Stock, Series A-2 10% Cumulative Convertible Preferred Stock and Series B Convertible Preferred Stock. The liquidation preference per share of Series C Stock equals its stated value, $30 per share. The Series C Stock is not entitled to any preferential cash dividends; however, the Series C Stock is entitled to receive on an as-converted basis, pari passu with the Company’s Common Stock, but after payment of dividends to the Series A-1 Stock, Series A-2 Stock and Series B Stock at the time outstanding, such dividends on the Common Stock as may be declared from time to time by the Company’s Board of Directors.

Each share of Series C Stock is convertible at any time at the holder’s option into 100 shares of Common Stock at an initial conversion price per converted share of Common Stock equal to $0.30, which was the last consolidated closing bid price of the Company’s Common Stock as determined in accordance with Nasdaq rules immediately preceding the Company entering into the Longview Agreement. The conversion price of the Series C Stock is subject to adjustment for stock splits, stock dividends, recapitalizations and the like. The Series C Stock is not redeemable by the holder thereof, but the Company will have the right, upon 30 calendar days’ prior written notice, to redeem the Series C Stock at its stated value, $30 per share. The approval of the holders of at least a majority of the then outstanding Series C Stock will be required for certain matters, including to (i) amend the Certificate of Designations in a manner which would impair the rights of the holders of the Series C Stock or (ii) issue any shares of preferred stock with rights, preferences or privileges senior to or pari passu with the Series C Stock. The Series C Stock is also subject to a blocker that would prevent each holder’s Common Stock ownership at any given time from exceeding 4.99% of the Company’s outstanding Common Stock (which percentage may increase but never above 9.99%).
None of the Series C Stock or the Common Stock issuable upon conversion thereof has been registered under the Securities Act of 1933 and none may be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company does not plan to register the Series C Stock or the Common Stock issuable upon conversion thereof.
The information set forth above is qualified in its entirety by reference to the actual terms of the Certificate of Designations attached hereto as Exhibit 3.1 and which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

3.1	Certificate of Designations of Rights, Preferences, Privileges and Limitations of Series C Convertible Preferred Stock
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRVINE SENSORS CORPORATION (Registrant)
Dated: May 4, 2010	/s/ JOHN J. STUART, JR.
John J. Stuart, Jr.
Senior Vice President and Chief Financial Officer